EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Pacific Global ETF Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Pacific Global ETF Trust for the period ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Pacific Global ETF Trust for the stated period.

/s/ Michael J. Skillman		/s/ Joshua B. Schwab
Michael J. Skillman		Joshua B. Schwab
President		Treasurer

Dated:	February 27, 2020	Dated:	February 27, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Pacific Global ETF Trust for purposes of Section 18 of the Securities Exchange Act of 1934.